September 19, 2025

Rayliant Funds Trust

5140 Birch Street, Suite 300

Newport Beach, CA 92660

Re:	Rayliant Funds Trust - File Nos. 333-270294 and 811-23853

Dear Sir/Madam:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 2 under the Securities Act of 1933 (the “Securities Act”), as amended to the Rayliant Funds Trust Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Pre-Effective Amendment No. 3 under the Securities Act (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP
THOMPSON HINE LLP

3900 Key Center 127 Public Square Cleveland, Ohio 44114-1291	www.ThompsonHine.com O: 216.566.5500 F: 216.566.5800